                                                                   Exhibit 10.19

                                PROMISSORY NOTE


Principal Amount: $35,000.00                              Date: August 22, 2001


     FOR VALUE RECEIVED, BioDelivery Sciences, Inc., a New Jersey corporation (the "Maker") whose address is UMDNJ, Building 4, 185 So. Orange Avenue, Newark, New Jersey 07103, hereby promises to pay to the order of Biokeys Pharmaceuticals, Inc. (the "Holder") located at 333 N. Sam Houston Parkway, Suite 1035, Houston, Texas 77060, ON DEMAND, in such coin or currency of the United States of America as shall be legal tender at the time of payment, the principal sum of Thirty-Five Thousand Dollars ($35,000.00) (the "Principal Amount"), with interest on the outstanding balance at the prime rate announced from time to time in the Wall Street Journal plus one (1) percent per annum. Interest payable hereunder shall be calculated on the basis of a 365-day year and be payable for the actual number of days elapsed, and may be forgiven at the option of the Holder.

     The Principal Amount and interest hereunder shall be payable at the address of Holder. If any payment (whether for Principal Amount or Interest) becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of Principal Amount, interest thereon shall be payable at the then applicable rate during such extension.

     Upon the occurrence of any of the following events of default:

     (i) Maker defaults in the payment of Principal Amount of, or interest on, this Promissory Note, when and as the same shall become due and payable whether by demand, acceleration thereof or otherwise and such default shall not be remedied within three (3) days after written notice of such default has been given to Maker by Holder;

    (ii) Maker makes an assignment for the benefit of creditors or admits in writing Maker's inability to pay Maker's debts generally as they become due; or Maker files any petition for relief under the federal Bankruptcy Code; or any order, judgment or decree is entered adjudicating Maker bankrupt or insolvent;

then, and as any time thereafter, Holder may, by written notice to Maker, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to Principal Amount and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; however, if any event described in clause (ii) shall occur, this Note shall thereupon become forthwith immediately due and payable, both as to Principal Amount and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

     The indebtedness evidenced by this Note may be prepaid without premium or penalty in whole or in part at any time and from time to time.

     The terms and conditions of this Note shall be governed by, and construed and interpreted in accordance with the laws of the State of New York (other than choice of law principles thereof). Any proceeding for the enforcement of the terms of this Note may be brought in a federal or state court sitting in the City, County and State of New York, to whose jurisdiction the Maker agrees to submit.

     Any waiver of any term or condition or any amendment of, or supplementation to, this Note shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Note shall not in anyway affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Note.

     In the event that any one or more of the provisions of this Note shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in any other respect and the remaining provisions of this Note shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     The rights, powers and remedies provided herein are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of Holder in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any other right, power or remedy.

     Maker shall pay on demand all costs and expenses (including without limitation reasonable legal fees) incurred by Holder in connection with the enforcement of this Note.

     Holder may, without prior or subsequent notice to Maker, negotiate or assign all or part of its rights under this Note to any other person,and any holder or assignee (or further holder or assignee) may further negotiate or assign such rights to any other person.

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written.

                                     BioDelivery Sciences, Inc.


                                     By: ___________________________
                                         President